UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2008 (February 11, 2008)

CPG INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Corey Street, Scranton, PA	18505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 558-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

(a)           Purchase and Sale Agreement

On February 11, 2008, CPG International Inc. (the “Company” or “CPG”) signed a purchase and sale agreement with John Scrymgeour, Cheryl Scrymgeour, Paolo Baldassarra, Mary Baldassarra, Kurt Gowman, Donna Gowman, Janet Pratt, Knox & Company International, Inc, and Creative Composite Products Inc., to acquire 100% of the outstanding stock of Compos-A-Tron Manufacturing Inc. (“Composatron”) for CAD $30.0 million (with additional payments if certain financial targets are met in 2008).  Composatron is a privately held manufacturer of Premier and Trademark Railing Systems, leading composite railing solutions for the residential housing market. The Premier and Trademark branded railing systems are manufactured using a PVC / wood flour composite and a co-extruded PVC capstock. The products have the subtle texture of painted wood and are ICC code listed.

The purchase price will be funded through the issuance of debt.  The acquisition is expected to close in the first half of 2008, subject to (i) completion of the Company’s financing plan, (ii) the absence of any material adverse effect on Composatron, and (iii) other customary closing conditions.

(b)    Loan and Security Agreement

On February 13, 2008, the Company and its subsidiaries entered into a Loan and Security Agreement (the “Loan Agreement”) with Wachovia Bank, National Association, as administrative agent, and General Electric Capital Corporation, as syndication agent.  Wachovia Capital Partners 2005, LLC (“Wachovia Capital”), a private equity fund affiliated with Wachovia Bank, National Association, owns approximately 14.8% of the outstanding class A units of CPG International Holdings LP, CPG’s indirect parent company (“Holdings”).  Wachovia Capital has one representative on the Company’s board of directors as well as one representative on the advisory board of Holdings.  In addition, Wachovia Bank, National Association and its affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with the Company and its affiliates.

The Loan Agreement provides subsidiaries of the Company with up to $65.0 million in borrowing capacity, with the actual borrowing base limited to a percentage of eligible receivables and inventory, subject to reserves established by the administrative agent in its permitted discretion.  The Loan Agreement requires subsidiaries of the Company to repay the outstanding principal on any loans thereunder at the maturity date as defined therein, but in any case no later than February 13, 2013. Borrowings under the Loan Agreement bear interest, at the Company’s option, at the base rate (prime rate) plus a spread of up to 0.5% or adjusted LIBOR plus a spread of 1.5% to 2.25%, or a combination thereof. The Loan Agreement also provides for a fee ranging between 0.25% and 0.5% of unused commitments. Substantially all of the Company’s and its subsidiaries’ assets (excluding real property) are pledged as collateral for any borrowings under the Loan Agreement.

The Loan Agreement contains various covenants, including a financial covenant which requires the Company and its subsidiaries to maintain, in certain circumstances and as defined, minimum ratios or levels of consolidated EBITDA to consolidated fixed charges.  The Loan Agreement also imposes certain restrictions on the Company, and its subsidiaries, including restrictions on the ability to issue guarantees, grant liens, make fundamental changes in their business, corporate structure or capital structure, make loans and investments, enter into transactions with affiliates, modify or waive material agreements, or prepay or repurchase indebtedness.

If an event of default under the Loan Agreement occurs, the administrative agent acting at the direction of required lenders may, among other things, declare the principal amount of all obligations under the Loan Agreement immediately due and payable (and all such obligations automatically become due and payable in the case of certain events of bankruptcy or insolvency). Events of default under the Loan Agreement include failure to pay interest or principal of the borrowings thereunder, failure to comply with certain covenants or agreements contained therein, certain change of control transactions and other events of default customary for financings of this type, subject to, as the case may be, applicable cure periods.

ITEM 1.02 Termination of a Material Definitive Agreement.

On February 13, 2008, concurrently with the execution of the Loan Agreement disclosed in Item 1.01(b) above, the Company and its subsidiaries terminated its existing Second Amended and Restated Credit Agreement (“Prior Facility”), dated as of May 10, 2005, with Wachovia Bank, National Association, as administrative agent for the lenders thereunder. On February 13, 2008, the Company repaid the outstanding principal amount of approximately $15.1 million under its Prior Facility with an approximately $15.1 million draw under the Loan Agreement.  See Item 1.01(a) for a description of the Company’s relationship with Wachovia Bank, National Association.

ITEM 2.03 Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01(b) above, the Company and it subsidiaries entered into a Loan Agreement on February 13, 2008.  Additional terms and conditions regarding the Loan Agreement are described in Item 1.01(b) above, which are incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure.

On February 11, 2008, the Company issued a press release to announce its plans to acquire Composatron Manufacturing for CAD $30.0 million. The Company also announced that it will hold an investor conference call to discuss 2007 earnings results. A copy of that press release is filed herewith as Exhibit 99.1. The investor conference call and presentation will be held on Tuesday, February 19, 2008, at 10 AM Eastern time to discuss these recent events. To access the conference call, please dial (866) 315-3365, and use conference ID code 34788417.  An encore presentation will be available for one week after the completion of the call.  In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-9291, and use the conference ID code 34788417.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

        Exhibit No.                          Description

99.1	Press Release, dated February 11, 2008.

Certain statements made in this Form 8-K, other SEC filings or written materials or orally made by the Company or its representatives may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements made in this Form 8-K that relate to future events or the Company’s expectations, projections, estimates, intentions, goals, targets and strategies are forward looking statements. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company’s forward-looking statements, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG International Inc.
By:	/s/ SCOTT HARRISON
Scott Harrison Executive Vice President and Chief Financial Officer

Dated: February 15, 2008

EXHIBIT INDEX

  Exhibit No.                       Description

99.1	Press Release, dated February 11, 2008.